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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-7350, 33-8418, 33-35561, 33-36092, 33-40275, 33-56417, 33-56411 and 33-56413) of
Dreyer's Grand Ice Cream, Inc. of our report dated February 13, 1995 appearing on page 18 of the 1994 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of this Form 10-K.



PRICE WATERHOUSE LLP


San Francisco, California
March 24, 1995